As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. 333-285463

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FreightCar America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	25-1837219
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

125 South Wacker Drive, Suite 1500

Chicago, Illinois 60606

(800) 458-2235

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Nicholas J. Randall

Chief Executive Officer

FreightCar America, Inc.

125 South Wacker Drive, Suite 1500

Chicago, Illinois 60606

(800) 458-2235

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David A. Sakowitz, Esq. Oscar David, Esq. Winston & Strawn LLP 200 Park Avenue New York, NY 10166 Tel. No.: (212) 294-6700 Fax No.: (212) 294-4700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement relating to these securities filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 13, 2025

PROSPECTUS

Primary Offering of

$200,000,000 of

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

by

FREIGHTCAR AMERICA, INC.

Secondary Offering of

16,995,550 Shares of Common Stock

Offered by the Selling Stockholder

This prospectus relates to (i) the offer and sale by FreightCar America, Inc. (the “Company,” “we,” “us” or “FreightCar”) of up to $200,000,000 in the aggregate of the Company’s common stock, par value $0.01 per share (the “common stock”), preferred stock, debt securities, new warrants, rights or units, and (ii) the resale by the selling stockholder named in this prospectus (or permitted transferees) (the “Selling Stockholder”) of up to 16,995,550 shares of our common stock.

We may offer from time to time of up to $200,000,000 of any combination of shares of our common stock, preferred stock, debt securities, warrants, rights and units that include any of these securities. We will offer securities in amounts, at prices and on terms to be determined at the time of the offering. The aggregate initial offering price of the securities that we may offer under this prospectus will not exceed $200,000,000 (the “FCA Offering”).

The Selling Stockholder may offer, sell or distribute all or a portion of its shares of common stock publicly or through private transactions at prevailing market prices or at negotiated prices. The aggregate number of shares of common stock sold by the Selling Stockholder under this prospectus will not exceed 16,995,550 (the “Selling Stockholder Offering”). We provide more information about how the Selling Stockholder may sell its shares of common stock in the section entitled “Plan of Distribution.” We will pay certain offering fees and expenses and fees in connection with the registration of the securities covered by this prospectus and will not receive proceeds from the sale of common stock by the Selling Stockholder. The Selling Stockholder will bear all discounts, concessions, commissions and stock transfer taxes, if any, attributable to its sale of shares.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement as well as the information incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities are being registered to permit the offering and sale of these securities from time to time in the public market or otherwise, in amounts, at prices and on terms determined at the time of offering. We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the NASDAQ Global Market under the symbol “RAIL.” On June 9, 2025, the last reported sale price of our common stock was $8.22 per share. Pursuant to General Instruction I.B.6 of Form S-3, as long as the aggregate market value of our common stock held by non-affiliates remains below $75 million, we will not, during any 12-month period, sell common stock pursuant to the FCA Offering under this prospectus in a public primary offering with a value exceeding one-third of the aggregate market value of our common stock held by non-affiliates. The aggregate market value of our outstanding common equity held by non-affiliates on June 9, 2025 was approximately $102,927,494 based on 19,118,966 shares of common stock outstanding, of which 12,521,593 shares were held by non-affiliates, and a closing sale price on such date of $8.22 per share. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the period of 12 calendar months that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk.
Please see “Risk Factors” beginning on page 3, and in any applicable prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2025.

i

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $200,000,000. The Selling Stockholder may use the shelf registration to sell up to an aggregate of 16,995,550 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that we or that the Selling Stockholder offers and sells may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus provides you with a general description of the manner in which our securities may be offered by this prospectus. Each time we or the Selling Stockholder sells securities, we or the Selling Stockholder will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus or in information incorporated by reference in this prospectus. Any prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. federal income tax consequences and any risk factors or other special considerations applicable to those securities. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” before making your investment decision.

Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company,” “FreightCar” and “RAIL” refer to FreightCar America, Inc.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed by us with the SEC are incorporated into this prospectus by reference:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

●	our Current Reports on Form 8-K filed with the SEC January 6, 2025, February 18, 2025, March 25, 2025 and May 19, 2025;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed on April 3, 2025; and

●	the description of our common stock contained in the Registration Statement on Form S-1 (No. 333-123384) filed with the SEC under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) on March 17, 2005, as amended by any subsequent amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the termination of this offering shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of all or any of the documents that have been incorporated herein by reference, but are not delivered with this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to:

FreightCar America, Inc.
125 S. Wacker Drive, Suite 1500
Chicago, Illinois 60606
Attn: Legal & Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled “Prospectus Summary” and “Risk Factors,” contains forward-looking statements. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this prospectus other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “could,” “would,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

You should not rely on forward-looking statements as predictions of future events or results. Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements. These potential risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers; and other competitive factors.

These forward-looking statements speak only as of the date of this prospectus. In evaluating these statements, you should consider various factors, including the risks described in or incorporated by reference into this prospectus under “Risk Factors” and elsewhere. These factors may cause our actual results to differ materially from any forward-looking statement. In addition, new factors emerge from time to time and it is not possible for us to predict all factors that may cause actual results to differ materially from those contained in any forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

As described in “Information Incorporated by Reference” above, certain documents filed by us in the future with the SEC are automatically deemed to be incorporated by reference into this prospectus. Such documents may include forward-looking statements. To the extent they do, the previous three paragraphs apply to such forward-looking statements as well, except that such other documents’ forward-looking statements shall be deemed to speak only as of the filing date of the applicable other document.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in, or incorporated by reference in, this prospectus. While this summary highlights important information about us, you should carefully read this prospectus (including the information incorporated by reference into this prospectus) and the registration statement of which this prospectus is a part in their entirety before investing in our securities, especially the risks of investing in our securities which we discuss later in “Risk Factors.”

ABOUT FREIGHTCAR AMERICA, INC.

We are a diversified manufacturer and supplier of railroad freight cars, railcar parts and components. We also provide railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. We and our predecessors have been manufacturing railcars since 1901. Over the last several years, we have introduced a number of new or redesigned railcar types as we continue to diversify our product portfolio.

Our website address is www.freightcaramerica.com. The information on or accessible through our website is not, and shall not be deemed, a part of this prospectus and should not be relied upon in connection with making an investment decision.

Our principal executive offices are located at 125 S. Wacker Drive, Suite 1500, Chicago, Illinois 60606. Our telephone number is (800) 458-2235.

SUMMARY OF THE OFFERING

Description of Securities Offered

We may offer from time to time shares of our common stock, preferred stock, debt securities, warrants, rights and units that include any of these securities. We will offer securities in amounts, at prices and on terms to be determined at the time of the offering. The aggregate initial offering price of the securities sold by us under this prospectus will not exceed $200,000,000 (the “FCA Offering”).

The Selling Stockholder may offer, sell or distribute all or a portion of its common stock publicly or through private transactions at prevailing market prices or at negotiated prices. The aggregate number of shares of common stock sold by the Selling Stockholder under this prospectus will not exceed 16,995,550 (the “Selling Stockholder Offering”).

Common Stock Outstanding Before the Offering	19,118,966 shares

Use of Proceeds	We plan to use the net proceeds from the FCA Offering for capital expenditures, possible future acquisitions, and general corporate and working capital purposes. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder. See “Use of Proceeds.”

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

NASDAQ Global Market Symbol of Common Stock	RAIL

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before investing in our securities. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our securities to decline and/or you to lose part or all of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that, as of the date of this prospectus, we deem immaterial may also harm our business. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.” To the extent that any particular offering of the securities described in this prospectus implicates additional risks, we will include a discussion of those risks in an applicable prospectus supplement.

Risks Related to our Business

We have experienced net losses at different times in our history and may also incur losses in the future.

We have incurred net losses over the past 8 years, driven primarily by warrant liability and may continue to incur losses in the future. We reported losses from operations of $75.8 million and $23.6 million for the years ended December 31, 2024 and 2023, respectively. As a result of these losses, as of December 31, 2024 and December 31, 2023, we had an accumulated deficit of approximately $220.6 million and $142.8 million, respectively.

The net losses that we incur may fluctuate significantly from period to period due to our warrant liability. We had warrant liability of $136.3 million and $36.8 million as of December 31, 2024 and December 31, 2023, respectively. We may also incur net losses in the future. The increase in warrant liability from December 31, 2023 to December 31, 2024 was primarily driven by losses on the change in fair market value of warrant liability of $99.5 million in the fiscal year ended December 31, 2024. The change in fair market value of warrant liability is driven by the fluctuation of our stock price used to remeasure the liability at the end of each period.

The types of rail equipment we sell and the services we provide significantly impact our revenue and our margin and are dependent on broad economic trends over which we have little or no control.

We manufacture and convert a broad range of railcars and related rail equipment. The demand for specific types of railcars varies over time. Changes in the global economy and the industries and geographies that we serve cause shifts in demand for specific products and services. These shifts in demand could affect our results of operations and could have an adverse effect on our revenue and our profitability. Demand for specific types of railcars increases and decreases with the demand for goods such as grains, metals, construction aggregates, fertilizer and general merchandise, plastic pellets, oil and gas, bio-fuels, chemicals, and automobiles, among others, which is beyond our control.

Equipment failures, technological failures, costs and inefficiencies associated with changing of production lines, could lead to production, delivery, or service curtailments or shutdowns, loss of revenue or higher expenses.

We operate a substantial amount of equipment at our Castaños, Mexico production facility. An interruption in production capabilities as a result of equipment or technology failure, acts of nature, terrorism, costs and inefficiencies associated with changing of production lines, could reduce or prevent our production or of our products and increase our costs and expenses. A halt of production at our Castaños, Mexico manufacturing facility could severely affect delivery times to our customers. Any significant delay in deliveries, not otherwise contractually mitigated, could result in cancellation of all or a portion of our orders, cause us to lose future sales, and negatively affect our reputation and our results of operations.

Demand for our railcar equipment is dependent on the future of rail transportation and the manner in which railroads operate.

Demand for our rail equipment may decrease if freight rail decreases as a mode of freight transportation used by customers to ship their products, or if governmental policies favor modes of freight transportation other than rail. If rail freight transportation becomes more efficient or dwell times decrease, demand for our rail equipment may decrease. If the rail freight industry becomes oversupplied, prices for our railcars and demand for our products may decrease. The industries in which our customers operate are driven by dynamic market forces and trends, which are in turn influenced by economic, regulatory, and political factors. Features and functionality specific to certain railcar types could result in those railcars becoming obsolete as customer requirements for freight delivery change.

The level of our reported backlog may not necessarily indicate what our future sales will be and our actual sales may fall short of the estimated sales value attributed to our backlog.

We define backlog as the sales value of products or services to which our customers have committed in writing to purchase from us that have not yet been recognized as revenue. In our annual report on Form 10-K for the fiscal year ended December 31, 2024, we disclosed our backlog, or the number of railcars for which we have purchase orders in various periods and the estimated sales value (in dollars) that would be attributable to this backlog once the backlog is converted to actual sales. We consider backlog to be an indicator of future sales of railcars. However, our reported backlog may not be converted into sales in any particular period, if at all, and the actual sales from such contracts may not equal our reported estimates of backlog value. Customer orders may be subject to cancellation, inspection rights and other customary industry terms, and delivery dates may be subject to delay, thereby extending the date on which we will deliver the associated railcars and realize revenues attributable to such railcar backlog or could prevent the backlog from being converted to sales.

We may be a party to litigation in the normal course of business or otherwise, which could affect our financial position and liquidity.

From time to time, we are a party to or otherwise involved in legal proceedings, claims and government inspections or investigations and other legal matters arising in the ordinary course of our business or otherwise. We are currently involved in various legal proceedings and claims that have not yet been fully resolved, and additional claims may arise in the future. Legal proceedings can be complex and take many months, or even years, to reach resolution, with the final outcome depending on a number of variables, some of which are not within our control. Litigation is subject to significant uncertainty and may be expensive, time-consuming, and disruptive to our operations. Although we will vigorously defend ourselves in such legal proceedings, their ultimate resolution and potential financial and other impacts on us are uncertain. For these and other reasons, we may choose to settle legal proceedings and claims, regardless of their actual merit. If a legal proceeding is resolved against us, it could result in significant compensatory damages, and in certain circumstances punitive or trebled damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief imposed on us. If our existing insurance does not cover the amount or types of damages awarded, or if other resolution or actions taken as a result of the legal proceeding were to restrain our ability to operate or market our services, our consolidated financial position, results of operations or cash flows could be materially adversely affected. In addition, legal proceedings, and any adverse resolution thereof, can result in adverse publicity and damage to our reputation, which could adversely impact our business.

Currently, the Company is involved in various warranty and repair claims and, in certain cases, related pending and threatened legal proceedings with its customers in the normal course of business. In the opinion of management, the Company’s potential losses in excess of the accrued warranty and legal provisions, if any, are not expected to be material to the Company’s consolidated financial condition, results of operations or cash flows.

Risks related to our operations outside of the U.S., particularly Mexico, could decrease our profitability.

Our operations outside of the U.S. are subject to the risks associated with cross-border business transactions and activities. Political, legal, trade, economic change or instability, criminal activities or social unrest could limit or curtail our respective foreign business activities and operations, including the ability to hire and retain employees. We cannot predict the likelihood of future effects from such risks or any resulting adverse impact on our business, results of operations or financial condition. Many items manufactured by us in Mexico are sold in the U.S., and the transportation and import of such products may be disrupted. Some foreign countries where we operate have regulatory authorities that regulate products sold or used in those countries. In addition, with respect to operations in foreign countries, unexpected changes in laws, rules, and regulatory requirements; tariffs and other trade barriers, including regulatory initiatives for buying goods produced in America; more stringent or restrictive laws, rules, and regulations relating to labor or the environment; adverse tax consequences; price exchange controls; and restrictions or regulations affecting cross-border rail and vehicular traffic could limit operations affecting production throughput and making the manufacture and distribution of our products less timely or more difficult. Furthermore, any material change in the quotas, regulations, or duties on imports imposed by the U.S. government and agencies, or on exports by the government of Mexico or its agencies, could affect our ability to export products that we manufacture in Mexico. Because we have operations outside the U.S., we could be adversely affected by final judgments of non-compliance with the U.S. Foreign Corrupt Practices Act or import/export rules and regulations and similar anti-corruption, anti-bribery, or import/export laws of other countries.

Businesses that we may acquire in the future may fail to perform to expectations or we may be unable to successfully integrate acquired business with our existing business.

We may engage in future acquisitions, which in each case could materially affect our business, operating results, and financial condition. However, we may not be able to find suitable acquisition candidates, and we may not be able to complete such acquisitions on favorable terms, if at all. Future acquisitions may not strengthen our competitive position or achieve our desired goals and may disrupt our ongoing operations, divert management from day-to-day responsibilities, increase our expenses and reduce our cash available for operations and other uses. There can be no assurance that we will be able to effectively manage the integration of businesses we may acquire in the future, or be able to retain and motivate key personnel from those businesses.

Our warranties may expose us to potentially significant claims and associated insurance coverage could be costly, unavailable or inadequate.

The ability to insure our businesses, facilities and rail assets is an important aspect of our ability to manage risk. As there are only limited providers of this insurance to the railcar industry, there is no guarantee that such insurance will be available on a cost-effective basis in the future.

We generally warrant that new railcars produced by us will be free from defects in material and workmanship under normal use and service identified for a specific period from the time of sale. Accordingly, we may be subject to a risk of product liability or warranty claims in the event that the failure of any of our products results in property damage, personal injury or death, or does not conform to our customers’ specifications. Although we currently maintain liability insurance coverage, product liability claims, if made, may exceed our insurance coverage limits or insurance may not continue to be available on commercially acceptable terms, if at all. These types of product liability and warranty claims may result in costly product recalls, significant repair costs and damage to our reputation, all of which could adversely affect our results of operations. This risk may increase over the short-term due to our limited warranty claim experience for our new product offerings.

Additionally, the nature of our business subjects us to physical damage and business interruption claims, especially in connection with the repair and manufacture of products that carry hazardous or volatile materials. Although we maintain liability insurance coverage at commercially reasonable levels compared to similarly sized heavy equipment manufacturers, an unusually large physical damage or business interruption claim or a series of claims based on a failure repeated throughout our production process could exceed our insurance coverage and/or result in damage to our reputation, which could materially adversely impact our financial condition and results of operations.

If we lose key personnel, our operations and ability to manage the day-to-day aspects of our business may be adversely affected.

We believe our success depends to a significant degree upon the continued contributions of our executive officers and key employees, both individually and as a group. Our future performance will substantially depend on our ability to retain and motivate them. If we lose key personnel or are unable to recruit qualified personnel, our ability to manage the day-to-day aspects of our business may be adversely affected.

The loss of the services of one or more members of our senior management team could have a material adverse effect on our business, financial condition and results of operations. Because our senior management team has many years of experience in the railcar industry and other manufacturing and capital equipment industries, it could be difficult to replace any of them without adversely affecting our business operations. Our future success will also depend in part upon our continuing ability to attract and retain highly qualified personnel. We do not currently maintain “key person” life insurance.

We lease our sole manufacturing facility from an affiliate of one of our directors, who is also affiliated with one of our significant stockholders. Disagreements with these parties could have an adverse effect on our operations.

We lease our sole manufacturing facility in Castaños, Mexico from an entity that is majority-owned by the sibling of Jesus Gil, one of our directors. In addition, affiliates of Mr. Gil and his sibling collectively own approximately 14.7% of our common stock. Should a disagreement arise between us and Mr. Gil or any of these affiliated parties, our ongoing relationship with the lessor of our sole manufacturing facility and our ability to maintain operations at such facility may be negatively affected.

Shortages of skilled labor may adversely impact our operations.

We depend on skilled labor in the manufacture of railcars. Shortages of some types of skilled laborers may restrict our ability to maintain or increase production rates and could cause our labor costs to increase.

Labor disputes could disrupt our operations and divert the attention of our management and may have a material adverse effect on our operations and profitability.

As of December 31, 2024, we had collective bargaining agreements with unions representing approximately 1,623 hourly wage earners in the U.S. and Mexico. Disputes with the unions representing our employees could result in strikes or other labor protests which could disrupt our operations and divert the attention of management from operating our business. If we were to experience a strike or work stoppage, it could be difficult for us to find a sufficient number of employees with the necessary skills to replace these employees. Any such labor disputes could have a material adverse effect on our financial condition, results of operations or cash flows.

We rely upon a single supplier to supply us with all of our roll-formed center sills for our railcars, and any disruption of our relationship with this supplier could adversely affect our business.

We rely upon a single supplier to manufacture all of our roll-formed center sills for our railcars, which are based upon our proprietary and patented process. A center sill is the primary longitudinal structural component of a railcar, which helps the railcar withstand the weight of the cargo and the force of being pulled during transport. Our center sill is formed into its final shape without heating by passing steel plate through a series of rollers. We use a sole supplier of our roll-formed center sills, which were used in 51% and 27% of our new railcars produced in 2024 and 2023, respectively. Although we have a good relationship with our supplier and have not experienced any significant delays, manufacturing shortages or failures to meet our quality requirements and production specifications in the past, our supplier could stop production of our roll-formed center sills, go out of business, refuse to continue its business relationship with us or become subject to work stoppages. While we believe that we could secure alternative manufacturing sources, our present supplier is currently the only manufacturer of our roll-formed center sills for our railcars. We may incur substantial delays and significant expense in finding an alternative source, our results of operations may be significantly affected and the quality and reliability of these alternative sources may not be the same. Moreover, alternative suppliers might charge significantly higher prices for our roll-formed center sills than we currently pay.

Equipment failures, delays in deliveries or extensive damage to our facility could lead to production or service curtailments or shutdowns.

We have one railcar production facility in Castaños, Mexico. An unplanned interruption in railcar production capabilities at the facility, as a result of equipment failure or other factors, could reduce or prevent our production of railcars. A halt of production at our manufacturing facility could severely affect delivery times to our customers. Any significant delay in deliveries to our customers could result in the termination of contracts, cause us to lose future sales and negatively affect our reputation among our customers and in the railcar industry and our results of operations. Our facility is also subject to the risk of catastrophic loss due to unanticipated events, such as fires, explosions, floods or weather conditions. We may experience a plant shutdown or periods of reduced production as a result of equipment failures, delays in deliveries or extensive damage to our facility, which could have a material adverse effect on our business, results of operations or financial condition.

The Company may be unable to renew its lease arrangements at its manufacturing facility at commercially acceptable terms.

Our manufacturing facility is leased from a related party. When the lease expires, we may be unable to negotiate renewals on commercially acceptable terms. Failure to renew our lease at commercially acceptable terms could have a potential adverse impact on our operations.

We may be required to write down the value of our long-lived assets, which would weaken our financial results.

We periodically evaluate for potential impairment the carrying values of our long-lived assets to be held and used. The carrying value of a long-lived asset to be held and used is considered impaired when the carrying value is not recoverable through undiscounted future cash flows and the fair value of the asset is less than the carrying value. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risks involved or market quotes as available. Impairment losses on long-lived assets held for sale are determined in a similar manner, except that fair values are reduced commensurate with the estimated cost to dispose of the assets. If we are required to write down the value of our long-lived assets, our financial results would be weakened.

We might fail to adequately protect our intellectual property, which may result in our loss of market share, or third parties might assert that our intellectual property infringes on their intellectual property, which would be costly to defend and divert the attention of our management.

The protection of our intellectual property is important to our business. We rely on a combination of trademarks, copyrights, patents and trade secrets to protect our intellectual property. However, these protections might be inadequate. Our pending or future trademark, copyright and patent applications might not be approved or, if allowed, might not be sufficiently broad. Conversely, third parties might assert that our technologies or other intellectual property infringe on their proprietary rights. In either case, litigation may result, which could result in substantial costs and diversion of our management team’s efforts. Regardless of whether we are ultimately successful in any litigation, such litigation could adversely affect our business, results of operations and financial condition.

Our information technology and other systems are subject to cybersecurity risk, including the misappropriation of customer information and other breaches of information security. Security breaches and other disruptions could compromise our information, expose us to liability and harm our reputation and business.

In the ordinary course of our business, we collect and store sensitive data on our networks, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners and personally identifiable information and other personal information of our customers and employees. While we continually work to safeguard our systems and to mitigate potential security risks, our information and processes are exposed to increasing global information security threats and more sophisticated and targeted computer crime, which may result in our data being subject to a security breach, a system failure, a computer virus, malicious software or unauthorized or fraudulent use by our employees or other third parties. Any compromise of our data security and access to or public disclosure or loss of personal or confidential business information could result in legal claims or proceedings with third parties, liability or regulatory penalties under the laws that protect the privacy of personal information, disruption of our operations, damage to our reputation, loss of business or remediation costs, any of which could have a material adverse effect on our prospects, business, financial condition and results of operations. Such a problem could also have an adverse effect on our ability to generate and interpret accurate management and financial reports and other information on a timely basis, which could have a material adverse effect on our financial reporting system and internal controls and adversely affect our ability to manage our business.

Furthermore, our information systems and processes are susceptible to damage or interruption due to natural disasters, power loss, telecommunications failures, viruses, breaches of security, system upgrades or new system implementations, as well as the inability of these systems or processes to fulfill their intended purpose within our business. Any operational failure or breach of security could lead to the loss or disclosure of both our and our customers’ financial, product and other confidential information, result in regulatory actions and legal proceedings, and have an adverse effect on our business and reputation.

The agreements governing our outstanding debt contain various covenants that, among other things, limit our discretion in operating our business and provide for certain minimum financial requirements.

The agreements governing our outstanding debt contain various covenants that, among other things, limit our management’s discretion by restricting our ability to incur additional debt, enter into certain transactions with affiliates, make investments and other restricted payments and create liens. Our failure to comply with these financial covenants and other covenants under our debt agreements could lead to an event of default under the agreement governing any other indebtedness that we may have outstanding at the time, permitting the lenders to accelerate all borrowings under such agreement and to foreclose on any collateral. In addition, any such events may make it more difficult or costly for us to borrow additional funds in the future. Our failure to raise capital if and when needed could have a material adverse effect on our results of operations and financial condition.

Risks Related to the Railcar Industry

We operate in a highly cyclical industry, and our industry and markets are influenced by factors that are beyond our control, including U.S. and international economic conditions. Such factors could adversely affect demand for our railcar offerings.

Historically, the North American railcar market has been highly cyclical and we expect it to continue to be highly cyclical. Our industry and the markets for which we supply railcars are influenced by factors that are beyond our control, including U.S. and international economic conditions. Downturns in economic conditions could result in lower sales volumes, lower prices for railcars and a loss of profits. The cyclicality of the markets in which we operate may adversely affect our operating results and cash flow. In addition, fluctuations in the demand for our railcars may cause comparisons of our sales and operating results between different fiscal years to be less meaningful as indicators of our future performance.

We operate in a competitive industry and we may be unable to compete successfully against other railcar manufacturers.

We operate in a competitive marketplace especially in periods of low market demand resulting in excess manufacturing capacity and face substantial competition from established competitors in the railcar industry in North America. We have three principal competitors in the North American railcar market that primarily manufacture railcars for third-party customers, which are Trinity Industries, Inc., The Greenbrier Companies, Inc. and National Steel Car Limited. These manufacturers may have greater financial and technological resources than us, and they may increase their participation in the railcar segments in which we compete. In addition to price, competition is based on delivery timing, product performance and technological innovation, quality, customer service and other factors. In particular, technological innovation by any of our existing competitors, or new competitors entering any of the markets in which we do business, could put us at a competitive disadvantage and impair our ability to compete successfully against other railcar manufacturers or retain our market share in our established markets. In addition, we compete against railcar manufacturers that have leasing subsidiaries. As we no longer offer leasing options to our customers, our competitors are able to offer customers an option we currently do not. Increased competition for the sales of our railcar products could result in price reductions, reduced margins and loss of market share, which could negatively affect our prospects, business, financial condition and results of operations.

We depend upon a small number of customers that represent a large percentage of our sales. The loss of any single customer, or a reduction in sales to any such customer, could have a material adverse effect on our business, financial condition and results of operations.

Since railcars are typically sold pursuant to large, periodic orders, a limited number of customers typically represent a significant percentage of our railcar sales in any given year. Sales to our top three customers accounted for 13%, 9% and 9%, respectively, of revenues for the year ended December 31, 2024. Sales to our top three customers accounted for 19%, 16% and 15%, respectively, of revenues for the year ended December 31, 2023. Although we have long-standing relationships with many of our major customers, the loss of any significant portion of our sales to any major customer, the loss of a single major customer or a material adverse change in the financial condition of any one of our major customers could have a material adverse effect on our business, financial condition and results of operations.

Our ability to sell new railcars may be limited by other factors, including the availability and price of used railcars offered for sale and new or used railcars offered for lease by leasing companies and others.

Our customers may consider alternatives to the purchase of new railcars, including the purchase of used railcars, refurbishment of existing railcars or the lease of new or used railcars. Our competitors may also be able to offer railcar leases at favorable lease rates, negatively impacting our ability to sell new railcars, which may result in price reductions, reduced margins and loss of market share. These additional competitive factors could negatively affect our prospects, business, financial condition and results of operations.

Limitations on the supply of railcar components could adversely affect our business because they may limit the number of railcars we can manufacture.

We rely upon third-party suppliers for various components for our railcars. In the future, suppliers of railcar components may be unable to meet the short-term or longer-term demand of our industry for certain railcar components. In the event that any of our suppliers of railcar components were to stop or reduce their production, go out of business, refuse to continue their business relationships with us, become subject to work stoppages or ration their supply of components, our business could be disrupted. During periods of high or rapidly increasing railcar demand, we have in the past experienced challenges sourcing certain railcar components to meet our production requirements. In addition, our ability to increase our railcar production to expand our business and/or meet any increase in demand, with new or additional manufacturing capabilities, depends on our ability to obtain an adequate supply of these railcar components. While we believe that we could secure alternative sources for these components, we may incur substantial delays and significant expense in doing so, the quality and reliability of these alternative sources may not be the same and our operating results may be significantly affected. In an effort to secure a supply of components, we have developed foreign sources that require deposits on some occasions. In the event of a material adverse business condition, such deposits may be forfeited. In addition, if one of our competitors entered into a preferred supply arrangement with, or was otherwise favored by, a particular supplier, we would be at a competitive disadvantage, which could negatively affect our operating results. Furthermore, alternative suppliers might charge significantly higher prices for railcar components than we currently pay. Such circumstances could have a material adverse impact on our customer relationships, financial condition and results of operations.

The potential cost volatility of the raw materials that we use to manufacture railcars, especially steel and aluminum, and delivery delays associated with these raw materials may adversely affect our financial condition and results of operations.

The production of railcars and our operations require substantial amounts of steel and aluminum. The cost of steel, aluminum and all other materials (including scrap metal) used in the production of our railcars represents a significant majority of our direct manufacturing costs. Our business is subject to the risk of price increases and periodic delays in the delivery of steel, aluminum and other materials, all of which are beyond our control. Any fluctuations in the price or availability of steel or aluminum, or any other material used in the production of our railcars, may have a material adverse effect on our business, results of operations or financial condition. In addition, if any of our suppliers were unable to continue its business or were to seek bankruptcy relief, the availability or price of the materials we use could be adversely affected. Deliveries of our materials may also fluctuate depending on supply and demand for the material or governmental regulation relating to the material, including regulation relating to the importation of the material.

Changes in railroad efficiency may adversely affect demand for our railcars.

Improvements in railroad efficiency, such as from precision scheduled railroading, or declines in rail traffic due to decreased demand could increase the average speed at which railroads can operate their trains, which may reduce the number of railcars needed for railroads to haul the same amount of cargo. Adverse weather conditions, railroad mergers, and increase in rail traffic could result in slower transit times making rail transportation less attractive to shippers versus other modes of transport. In each case, these changes could reduce demand for our railcars and negatively impact revenue and our result of operations.

A material disruption in the movement of rail traffic could impair our ability to deliver railcars and other products to our customers in a timely manner, which could prevent us from meeting customer demand, reduce our sales, and negatively impact our results of operations.

Once a railcar is manufactured or converted in our Mexico plant, it must be moved to a customer delivery point, typically located in the U.S. Many factors could cause a delay in our ability to move our goods in a timely manner from the manufacturing plant to the delivery point, including physical disruptions such as armed conflict, natural disasters and power outages, strikes, pandemics, labor stoppages or shortages hindering the operation of railroads and related transportation infrastructure, regulatory and bureaucratic inefficiency and unresponsiveness, uncertainty due to inconsistent treatment from regulators, and other causes. In addition, our manufacturing facility often purchases raw materials from different countries, including but not limited to Mexico, China and Canada. The same factors affecting the movement of our completed railcars can disrupt the movement of these raw materials to our manufacturing facility. A material disruption in the movement of our completed cars or raw materials, especially between countries and across international borders, could negatively impact our business and results of operations.

Train derailments or other accidents could subject us to legal claims that adversely impact our business, financial condition and our results of operations.

We design, manufacture and convert a broad variety of freight cars that transport numerous types of dry bulk and containerized freight product. We could be subject to various legal claims, including claims of negligence, personal injury, physical damage and product or service liability, or in some cases strict liability, as well as potential penalties and liability under environmental laws and regulations, in the event of a derailment or other accident involving railcars, whether resulting from natural disasters, human error, terrorism, or other causes. If we become subject to any such claims and are unable to successfully resolve them or maintain inadequate insurance for such claims, our business, financial condition, results of operations and reputation could be materially adversely affected.

Our products are designed to work optimally when properly operated, installed, repaired, maintained and used to transport the intended cargo. Our products may be sold to third parties who may misuse, improperly install or improperly or inadequately maintain or repair such products, which may result in us being subjected to claims or litigation associated with product damage, injuries or property damage that could increase our costs and weaken our financial condition.

Risks Related to Market and Economic Factors

Volatility in the global markets or in industries that our products serve may adversely affect our business and operating results.

Instability in the global economy, negative conditions in the global credit markets, high interest or inflation rates, volatility in the industries that our products serve, fluctuations in commodity prices that our customers produce and transport, changes in legislative or trade policy, adverse changes in the availability of raw materials and supplies, or adverse changes in the financial condition of our customers could lead to customers’ requests for deferred deliveries of our backlog orders. Additionally, such events could result in our customers’ attempts to unilaterally cancel or terminate firm contracts or orders in whole or in part, resulting in contract or purchase order breaches and increased commercial litigation costs. Such occurrences could adversely affect our cash flows and results of operations.

If volatile conditions in the global credit markets prevent our customers’ access to credit, product order volumes may decrease or customers may default on payments owed to us. Likewise, if our suppliers face challenges obtaining credit, selling their products to customers that require purchasing credit, or otherwise operating their businesses, the supply of materials we purchase from them to manufacture our products may be interrupted. Any of these conditions or events could result in reductions in our revenues, increased price competition, or increased operating costs, which could adversely affect our business, results of operations, and financial condition.

An increase in value-added tax (“VAT”) rates or changes in VAT or VAT refund policies in Mexico could negatively affect our business.

Any adverse changes to VAT policies in Mexico, or any potential new markets we may enter in the future, could have a negative impact on our business and results of operations. Currently, VAT in Mexico is payable at the general rate of 16% on sales of goods and services. Changes in the laws and regulations concerning VAT in Mexico, which are unpredictable and outside of our control, may cause us to incur higher compliance costs. Any such changes to VAT rates or VAT policies could have a material adverse effect on our business, results of operations and financial condition.

Since a portion of our expenses in Mexico are paid in Mexican pesos, we are subject to changes in currency values that may adversely affect our results of operations.

Our operations in the future could be affected by changes in the value of the Mexican peso against the U.S. dollar. The appreciation of non-U.S. dollar currencies such as the peso against the U.S. dollar increases expenses and the cost of purchasing capital assets in U.S. dollar terms in Mexico, which can adversely impact our operating results and cash flows. Conversely, depreciation of non-U.S. dollar currencies usually decreases operating costs and capital asset purchases in U.S. dollar terms. The value of cash and cash equivalents, and other monetary assets and liabilities denominated in foreign currencies also fluctuate with changes in currency exchange rates.

The variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders may cause our revenues and income from operations to vary substantially each quarter, which will result in significant fluctuations in our quarterly results.

Most of our individual customers do not make purchases every year, since they do not need to replace, replenish or increase their railcar fleets on a yearly basis. Many of our customers place orders for products on an as-needed basis, sometimes only once every few years. As a result, the order levels for railcars, the mix of railcar types ordered and the railcars ordered by any particular customer have varied significantly from quarterly period to quarterly period in the past and may continue to vary significantly in the future. Therefore, our results of operations in any particular quarterly period may be significantly affected by the number of railcars delivered and product mix of railcars delivered in any given quarterly period. Additionally, because we record the sale of a new and rebuilt railcar at the time the railcar is accepted by the customer following inspection and the railcar has transferred to the customer’s specified connection point, and not when the order is taken, the timing of the completion, delivery and acceptance of significant customer orders will have a considerable effect on fluctuations in our quarterly results. As a result of these quarterly fluctuations, we believe that comparisons of our sales and operating results between quarterly periods may not be meaningful and, as such, these comparisons should not be relied upon as indicators of our future performance.

Legal and Regulatory Risks

New tariffs and evolving trade policy between the U.S. and other countries may adversely affect our business.

New tariffs and evolving trade policy between the U.S. and other countries, in particular Mexico and China, may have an adverse effect on our shipment of raw material and components internationally, and the shipment of finished products from Mexico to the U.S. Any increased costs of doing business internationally, whether it be through taxation, compliance with more burdensome regulations or otherwise, or any limitation on the quantity of raw materials, components and/or products we can ship across the U.S.-Mexico border, would have an adverse effect on our business and results of operations. Our facility in Mexico also orders components from suppliers located in China. Any increased cost of doing business with China and/or any political changes with respect to the importation of Chinese goods into Mexico could have an adverse impact on our business and results of operations.

The current tariff environment is dynamic and uncertain, as the U.S. government has imposed, modified and paused tariffs multiple times since the beginning of 2025. We cannot predict with certainty the future trade policy of the U.S. or other countries. If our products or raw materials become subject to tariffs in the future, it could cause us to raise prices for our products, which may result in the loss of customers. If we are unable to pass along increased costs to our customers, our margins could be adversely affected. Further, the continued threats of tariffs, trade restrictions and trade barriers could have a generally disruptive impact on the global economy and, therefore, negatively impact our sales. Nevertheless, given the volatility and uncertainty regarding the scope and duration of tariffs and other aspects of U.S. international trade policy, the impact on our operations and results is uncertain and could be significant. Further governmental action related to tariffs, additional taxes, regulatory changes or other retaliatory trade measures could occur in the future. Any of these factors could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our rail operations are subject to various laws, rules, and regulations. If these laws, rules, and regulations change or we fail to comply with them, it could have a significant negative effect on our business and profitability.

Our rail operations are subject to various laws, rules, and regulations administered by authorities in jurisdictions where we do business. In the U.S., our railcar fleet is subject to safety, operations, maintenance, and mechanical standards, rules, and regulations enforced by various federal and state agencies and industry organizations, including the Department of Transportation, the Federal Railroad Administration, and the Association of American Railroads. State agencies regulate some health and safety matters related to rail operations not otherwise preempted by federal law. Our business and railcar fleet may be adversely impacted by new rules or regulations, or changes to existing rules or regulations, which could require additional maintenance or substantial modification or refurbishment of our railcars, or could make certain types of railcars inoperable or obsolete or require them to be phased out prior to the end of their useful lives. In addition, violations of these rules and regulations can result in substantial fines and penalties, including potential limitations on operations or forfeitures of assets.

We may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, suppliers or other contract parties violate anti-bribery, competition, export and import, trade sanctions, data privacy, human rights or other laws.

We are subject to regulation under a wide variety of U.S. federal and state and non-U.S. laws, regulations and policies, including laws related to anti-corruption, human rights, anti-bribery, export and import compliance, trade sanctions, data privacy, anti-trust and money laundering, due to our domestic and global operations. In particular, the U.S. Foreign Corrupt Practices Act and similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business, and we operate in parts of the world that have experienced government corruption to some degree. We cannot provide assurance our internal controls will always protect us from the improper conduct of our employees, suppliers or other contract parties. Violations of these laws, which are complex, may conflict with laws of other jurisdictions and often are difficult to interpret and apply, could subject us to civil or criminal investigations in the U.S. and other jurisdictions, could lead to substantial civil or criminal, monetary and non-monetary penalties and related stockholder lawsuits, could lead to increased costs of compliance and could damage our reputation, business, financial condition, operating results and cash flows.

We are subject to a variety of environmental laws and regulations and the cost of complying with environmental requirements or any failure by us to comply with such requirements may have a material adverse effect on our business, financial condition and results of operations.

We are subject to a variety of federal, state and local environmental laws and regulations, including those governing air quality and the handling, disposal and remediation of waste products, fuel products and hazardous substances. Although we believe that we are in material compliance with all of the various regulations and permits applicable to our business, we may not at all times be in compliance with such requirements. The cost of complying with environmental requirements may also increase substantially in future years. If we violate or fail to comply with these regulations, we could be fined or otherwise sanctioned by regulators. We routinely assess environmental liabilities, including our potential obligations and the possible amount of recoveries from other responsible parties.

Environmental requirements are complex, change frequently and may become more stringent over time, which could have a material adverse effect on our business. Environmental liabilities that we incur, including those relating to the off-site disposal of our wastes, if not covered by adequate insurance or indemnification, will increase our costs and have a negative impact on our profitability.

Future climate change regulation may increase our operating costs, and may negatively affect the demand for our products or the ability of our critical suppliers to meet our needs.

Legislation and new rules to regulate emission of greenhouse gases (GHGs) have been introduced in numerous state legislatures, in the U.S. Congress, and by the EPA, as well as in Mexico and other geographies in which we operate. The potential challenges posed by evolving climate change policy and prospective legislation are heavily dependent on the nature and degree of such legislation and the extent to which it applies to our industry. Although uncertain, these developments could increase costs or reduce the demand for the products we sell. Our manufacturing and service operations typically result in emissions of greenhouse gases. Likewise, the use of fuels and related products by operators also results in greenhouse gas emissions that may be regulated. International agreements, domestic legislation and regulatory measures to limit greenhouse gas emissions are currently in various phases of discussion or implementation. We cannot predict the ultimate impact of climate change and climate change legislation on our operations. Any laws or regulations that may be adopted to restrict or reduce emissions of greenhouse gas could require us to incur increased operating costs and could have an adverse effect on demand for our products. In addition, the price and availability of certain of the raw materials that we use could vary in the future as a result of environmental laws and regulations affecting our suppliers. An increase in the price of our raw materials or a decline in their availability could adversely affect our operating margins or result in reduced demand for our products.

Changes in accounting standards, the implementation of new accounting standards, or inaccurate estimates or assumptions in the application of accounting policies could adversely affect our financial results.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Some of these policies require use of estimates and assumptions that may affect the reported value of our assets or liabilities and financial results and are critical because they require management to make difficult, subjective, and complex judgments about matters that are inherently uncertain. Estimates, judgments and assumptions underlying our Consolidated Financial Statements include impairment of long-lived assets, goodwill, income taxes, warrant value and environmental costs, among others. If our accounting policies, methods, judgments, assumptions, estimates and allocations prove to be incorrect, or if circumstances change, our business, financial condition, results of operations, liquidity, ability to pay dividends or stock price may be materially adversely affected.

Accounting standard setters and those who interpret the accounting standards (such as the Financial Accounting Standards Board, the SEC, and independent registered public accounting firms) may amend or even reverse their previous interpretations or positions on how these standards should be applied. In some cases, we could be required to apply a new or revised standard retrospectively, resulting in the revision of prior period financial statements. Changes in accounting standards can be hard to predict and can materially impact how we record and report our financial condition and results of operations.

Risks Related to the Ownership of Our Common Stock

Future sales of shares of our common stock in the public market or the issuance of other equity may adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

The stock price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. The closing price of our common stock during the past 12 months ranged from a peak of $15.71 on November 11, 2024, to a low of $3.07 on July 15, 2024. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

●	actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

●	changes in our earnings estimates or those of analysts;

●	publication of research reports about us or the railcar industry or sector in which we operate;

●	actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

●	changes in market valuations of companies similar to us;

●	adverse market reaction to any securities we may issue or additional debt it incurs in the future;

●	additions or departures of key management personnel;

●	actions by institutional stockholders;

●	speculation in the press or investment community;

●	continuing high levels of volatility in the credit markets;

●	the realization of any of the other risk factors included herein; and

●	general market and economic conditions.

We may issue additional common stock resulting in stock ownership dilution, including pursuant to agreements with our primary lender. In the event of such stock issuances, our primary lender may be able to exert significant control over matters subject to stockholder approval.

Future dilution may occur due to additional future equity issuances and/or equity financing events by us, including any potential future restructuring of our outstanding indebtedness. In addition, we may raise additional capital through the sale of equity or convertible debt securities, which would further dilute the ownership interests of our stockholders. As of December 31, 2024, we had outstanding warrants to acquire 15,448,919 shares of our common stock, and stock options to purchase 2,530,163 shares of our common stock. If a significant number of such warrants and stock options are exercised by the holders, the percentage of our common stock owned by our existing stockholders will be diluted.

We may not be able to satisfy listing requirements of Nasdaq Capital Market to maintain a listing of our common stock.

We must meet certain financial and liquidity criteria to maintain the listing of our common stock on the Nasdaq Capital Market. If we violate Nasdaq Capital Market listing requirements, our common stock may be delisted. If we fail to meet any of the Nasdaq Capital Market listing standards, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq Capital Market may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us and our business. If few analysts commence coverage of us, or if analysts cease coverage of us, the trading price for our common stock would be negatively affected. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price for our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause the price and trading volume for our common stock to decline.

Our business and operations could be negatively affected if we become subject to stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact our stock price.

In recent years, companies with a class of publicly traded securities have often faced proxy contests, public information campaigns, and other forms of stockholder activism. Stockholder activism could result in substantial costs to the Company, give rise to perceived uncertainties as to our future, adversely affect our relationships with suppliers, customers, and regulators, make it more difficult to attract and retain qualified personnel, and adversely impact our stock price.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to further price volatility in our common stock.

Investors may purchase our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of our common stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from the sale of our securities offered hereby. Unless we state otherwise in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered pursuant to the Offering by this prospectus for capital expenditures, possible future acquisitions, and general corporate and working capital purposes.

General corporate purposes may include, but are not limited to:

●	the financing of possible acquisitions or business expansion;

●	capital expenditures; or

●	the repayment or refinancing of debt.

The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

All of the shares of common stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its account. We will not receive any of the proceeds from these sales.

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or any other expenses incurred by the Selling Stockholder in disposing of the securities that are not Registration Expenses (as defined below). We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees, fees and expenses of our counsel and our independent registered public accounting firm, all internal expenses of the Company, the fees and expenses of any person retained by the Company in connection with the preparation of this prospectus and the reasonable fees and disbursements of one special legal counsel to represent the Selling Stockholder (the “Registration Expenses”).

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of ownership and merger (as amended, our “charter”) and our third amended and restated bylaws (our “bylaws”, and together with our charter, our “organizational documents”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Description of Common Stock

Under our charter, our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value per share, and 2,500,000 shares of preferred stock, $0.01 par value per share.  As of June 9, 2025, there were 19,118,966 shares of FreightCar common stock outstanding. All outstanding shares of FreightCar common stock are duly authorized, validly issued, fully paid and non-assessable. We have no shares of preferred stock issued or outstanding.

Our common stock is listed on the Nasdaq Global Market under the symbol “RAIL.”

Voting Rights.  The holders of our common stock vote together with any holders of voting preferred stock as a class on all matters submitted to a vote of stockholders, with each share having one vote, except for those matters exclusively affecting the preferred stock. Holders of our common stock have voting rights in the election of directors.

Dividend Rights.  Holders of our common stock are entitled to receive dividends as may be lawfully declared from time to time by our board of directors.

Liquidation Rights.  In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share equally in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares.

Other.  Holders of common stock have no preemptive rights or other rights to subscribe for additional common stock and no rights of redemption, conversion or exchange.

Provisions of the Charter and Bylaws that May Have an Anti-Takeover Effect

Certain provisions in our charter and our bylaws, as well as Delaware General Corporation Law (the “DGCL”), may have the effect of discouraging transactions that involve an actual or threatened change in control of FreightCar. In addition, provisions of the charter, the bylaws and the DGCL may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.

Classified Board. Our charter provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our charter provides that the number of directors will be fixed from time to time solely pursuant to a resolution adopted by our board of directors, but must consist of not less than five nor more than 15 directors.

No Cumulative Voting.  Delaware law provides that stockholders are not entitled to the right to cumulative voting in the election of directors unless our charter provides otherwise. Our charter does not expressly provide for cumulative voting.

Special Meetings of Stockholders.  The board of directors or the chairman of the board of directors may call a special meeting of stockholders at any time and for any purpose, but no stockholder or other person may call any such special meeting or require that the board of directors call such special meeting except as otherwise provided by the DGCL.

No Written Consent of Stockholders. Any action taken by our stockholders must be effected at a duly held meeting of stockholders and may not be effected by the written consent of such stockholders.

Advance Notice of Stockholder Action at a Meeting. Stockholders seeking to nominate directors or to bring business before a stockholder meeting must comply with certain timing requirements and submit certain information to us in advance of such meeting. Our bylaws provide that nominations for the election of directors at our annual meeting may be made by our board of directors or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the by-laws and who is a stockholder of record at the time notice is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the board of directors at our annual meeting only if timely notice of such stockholder’s intent to make such nomination has been given in writing to our Secretary at our offices at 125 South Wacker Drive, Suite 1500, Chicago, Illinois 60606. Any recommendations received from stockholders will be evaluated by the nominating and corporate governance committee in the same manner that potential director nominees suggested by board members, management or other parties are evaluated. To be timely, a stockholder’s notice shall be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of our previous year’s annual meeting; provided, however, that in the event less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Authorized but Unissued Capital Stock.  Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq Global Market, which would apply so long as our common stock is listed on the Nasdaq Global Market, require stockholder approval of certain issuances equal to or in excess of 20% of the voting power or the number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Business Combinations. We are subject to the provisions of Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, unless the interested stockholder attained such status with the approval of FreightCar’s board of directors or the business combination is approved in a prescribed manner. A business combination includes, among other things, a merger or consolidation involving FreightCar and the interested stockholder and the sale of more than 10% of FreightCar’s assets. In general, an interested stockholder is an entity or person beneficially owning 15% or more of FreightCar’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Elimination of Liability in Certain Circumstances

Our charter eliminates the liability of our directors to us or our stockholders for monetary damages resulting from breaches of their fiduciary duties as directors. Directors remain liable for breaches of their duty of loyalty to us or our stockholders, as well as for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, and transactions from which a director derives improper personal benefit. Our charter does not absolve directors of liability for payment of dividends or stock purchases or redemptions by us in violation of Section 174 (or any successor provision) of the DGCL.

The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. We do not believe that this provision eliminates the liability of our directors to us or our stockholders for monetary damages under the federal securities laws. The charter and bylaws also provide indemnification for the benefit of our directors and officers to the fullest extent permitted by the DGCL as it may be amended from time to time, including most circumstances under which indemnification otherwise would be discretionary.

Directors Removed Only for Cause

Our charter provides that a director may be removed only for cause and at a meeting of stockholders called expressly for that purpose, upon the affirmative vote of holders of a majority of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Cause for removal shall be deemed to exist only if the director whose removal is proposed has engaged in criminal conduct or has engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “RAIL.”

Description of Preferred Stock

We are authorized to issue 2,500,000 shares of preferred stock of $0.01 par value per share (the “Preferred Stock”). Of the 2,500,000 shares of authorized Preferred Stock, 100,000 shares are designated as Series A Voting Preferred Stock (the “Voting Preferred Stock”) and 100,000 shares are designated as Series B Non-Voting Preferred Stock (the “Non-Voting Preferred Stock”). The remaining 2,300,000 shares of Preferred Stock are undesignated Preferred Stock. Our board of directors is expressly authorized to establish from the undesignated shares of Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of Preferred Stock, to designate each such class or series and to fix the relative rights and preferences of each such class or series. As of June 13, 2025, there were no shares of our Preferred Stock issued or outstanding. We may amend from time to time our charter to increase the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of a majority of our shares entitled to vote.

The statement of the designations, relative rights, preferences and limitations of the shares of each class is as follows:

Voting Rights.  Holders of our common stock and Voting Preferred Stock shall vote together as a class on all matters submitted to a vote of stockholders (except that holders of the Voting Preferred Stock shall have the right to vote together as a class on matters exclusively affecting the Preferred Stock), and shall have one vote per share, but which shall not have any cumulative voting rights in the election of directors. Holders of the Non-Voting Common Stock and the Non-Voting Preferred Stock shall have no voting rights.

Dividend Rights.  The holders of both the Voting Preferred Stock and the Non-Voting Preferred Stock, on a pari passu basis, shall be entitled to an annual dividend at the rate of seventeen percent (17%) per share, payable out of the funds legally available for such purposes before any dividends are declared upon our common stock or any other shares of our capital stock ranking in liquidation junior to the Voting Preferred Stock and the Non-Voting Preferred Stock, which right to receive dividends shall be cumulative, and the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock shall be entitled to no further dividends or distributions. Dividends on shares of the Voting Preferred Stock shall accrue and be deemed to have accrued from the applicable original issuance date of the shares of the Series A Voting Preferred Stock, par value $500 per share, of FreightCar America, Inc. (“Parent”) that were converted, on a one-for-one basis, for shares of the Voting Preferred Stock in the merger of Parent with and into us (the “Merger”). Dividends on shares of the Non-Voting Preferred Stock shall accrue and be deemed to have accrued from the applicable original issuance date of the shares of the Series B Non-Voting Preferred Stock, par value $500 per share, of Parent that were converted, on a one-for-one basis, for shares of the Non-Voting Preferred Stock in the Merger. Such dividends shall accrue and shall be deemed to have accrued day to day whether or not declared and shall be cumulative, but no interest shall accrue on accrued but unpaid dividends. Payment of accrued dividends shall be in the discretion of our board of directors.

As long as any shares of the Voting Preferred Stock or the Non-Voting Preferred Stock are outstanding, we will not declare, pay or set aside for payment any dividends on our common stock or any other class of preferred capital stock, nor declare or make any other distribution upon our common stock, nor redeem, purchase or otherwise acquire for consideration our common stock if (a) we have not declared and paid all the accumulated accrued but unpaid dividends on the Voting Preferred Stock and the Non-Voting Preferred Stock, and (b) our net assets remaining after the transaction are less than the aggregate amount of the preferences of the outstanding shares of the Voting Preferred Stock and the Non-Voting Preferred Stock in our assets upon liquidation.

Liquidation Rights.  In the event of our dissolution, liquidation or winding-up, the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock shall be entitled to receive, sharing pari passu, out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, an amount equal to $500 per share plus accumulated accrued but unpaid dividends thereon before any distribution of the assets shall be made to the holders of our Voting Common Stock, the Non-Voting Common Stock or any other capital stock. Upon payment of such amounts, the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock shall be entitled to no further distribution. If, upon our dissolution, liquidation or winding-up, the assets distributable among the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock, sharing pari passu, shall be insufficient to permit payment in full to the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock, sharing pari passu, payable in such event, the entire assets shall be distributed among the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock ratably according to the amount of the full liquidation preference of the respective number of shares of the Voting Preferred Stock and the Non-Voting Preferred Stock held by them. No consolidation or merger of our company with one or more corporations or other entities, nor any sale or transfer of all or any part of the assets of our company, shall be deemed to be a dissolution, liquidation or winding-up of our company.

Redemption. We may redeem the Voting Preferred Stock and the Non-Voting Preferred Stock at any time and at a price of $500 per share plus accumulated accrued but unpaid dividends thereon. We may, at the option of our board of directors, redeem all or any part of the outstanding Voting Preferred Stock and/or the Non-Voting Preferred Stock. If less than all of the outstanding shares of the Voting Preferred Stock and the Non-Voting Preferred Stock are to be redeemed at one time, the shares to be redeemed shall be selected on a pro rata basis, among the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock as a group, in proportion to their holdings on the date of redemption. Notice of redemption shall be mailed at least ten (10) days and not more than sixty (60) days prior to such redemption to the holders of record of the Voting Preferred Stock and the Non-Voting Preferred Stock

Other.  Holders of our common stock have no preemptive rights or other rights to subscribe for additional common stock and no rights of redemption, conversion or exchange.

Our charter provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 2,300,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

●	the title and liquidation preference per share of the preferred stock and the number of shares offered;

●	the purchase price of the preferred stock;

●	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

●	any redemption or sinking fund provisions of the preferred stock;

●	any conversion, redemption or exchange provisions of the preferred stock;

●	the voting rights, if any, of the preferred stock; and

●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	whether or not such debt securities are guaranteed;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	any restrictions our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material U.S. federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the denominations in which we will issue the series of debt securities;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock or debt securities, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of common stock, preferred stock or debt securities, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock and/or the debt securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or the debt securities in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDER

This prospectus also relates to the resale or other disposition from time to time by the Selling Stockholder identified in the table below of up to an aggregate of 16,995,550 shares of common stock. The Selling Stockholder may from time to time offer and sell any or all of the shares of common stock set forth pursuant to this prospectus. We do not know when the shares of common stock will be sold by the Selling Stockholder.

When we refer to the “Selling Stockholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholder’s interest in the common stock, other than through a public sale.

The below table is prepared based on information provided to us by the Selling Stockholder. It sets forth the name and address of the Selling Stockholder, the aggregate number of shares of common stock that the Selling Stockholder may offer pursuant to this prospectus, and the beneficial ownership of the Selling Stockholder both before and after the Selling Stockholder Offering.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own. We have deemed all shares of common stock subject to options or other convertible securities held by an entity that are currently exercisable or that will become exercisable within 60 days of June 9, 2025 to be outstanding and to be beneficially owned by such entity for the purpose of computing the percentage ownership of that entity. The number of shares of common stock in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer hereunder.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf.

The Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

As of the date of this prospectus, the Selling Stockholder is the beneficial holder of 16,995,550 shares (49.2%) of our common stock. 9,626,525 shares of common stock are beneficially owned pursuant to a Warrant Acquisition Agreement by and between CO Finance LVS VI LLC and FreightCar America, Inc., dated as of October 13, 2020 (the “2020 Warrant”), whereby an affiliate of the Selling Stockholder was granted a warrant exercisable for a number of shares of common stock equal to 23% of the Common Stock Deemed Outstanding (as defined in the 2020 Warrant). 2,092,723 shares of common stock are beneficially owned pursuant to a Warrant Acquisition Agreement by and between CO Finance LVS VI LLC and FreightCar America, Inc., dated as of December 30, 2021 (the “2021 Warrant”), whereby an affiliate of the Selling Stockholder was granted a warrant exercisable for a number of shares of common stock equal to 5% of the Common Stock Deemed Outstanding (as defined in the 2021 Warrant). 2,092,723 shares of common stock are beneficially owned pursuant to a Warrant Acquisition Agreement by and between OC III LVS XXVIII LP and FreightCar America, Inc., dated as of April 4, 2022 (the “2022 Warrant”), whereby an affiliate of the Selling Stockholder was granted a warrant exercisable for a number of shares of common stock equal to 5% of the Common Stock Deemed Outstanding (as defined in the 2022 Warrant). 1,636,313 shares of common stock are beneficially owned pursuant to a Warrant to Purchase Common Stock by and between OC III LFE II LP and FreightCar America, Inc., dated as of May 22, 2023 (the “2023 Warrant” and, collectively with the 2020 Warrant, the 2021 Warrant and the 2022 Warrant, the “PIMCO Agreements”), whereby an affiliate of the Selling Stockholder was granted a warrant exercisable for 1,636,313 shares of common stock for a term of ten years from the date of issuance with an exercise price of $3.57 per share. Additionally, the Selling Stockholder directly owns 1,547,266 shares of common stock in the Company.

In connection with the PIMCO Agreements, an affiliate of the Selling Stockholder and the Company also entered into: (i) that certain Registration Rights Agreement by and between FreightCar America, Inc. and CO Finance LVX VI LLC, dated as of November 24, 2020 (the “2020 Registration Rights Agreement”); (ii) that certain Registration Rights Agreement by and between FreightCar America, Inc. and CO Finance LVX VI LLC, dated as of December 30, 2021 (the “2021 Registration Rights Agreement”); and (iii) that certain Registration Rights Agreement by and between FreightCar America, Inc. and OC III LVS XXVIII LP, dated as of April 4, 2022 (the “2022 Registration Rights Agreement” and, collectively with the 2020 Registration Rights Agreement and the 2021 Registration Rights Agreement, the “Registration Rights Agreements”).

On December 31, 2024, the Company terminated that certain Amended and Restated Reimbursement Agreement, dated December 30, 2021, as amended by Amendment No. 1 to the Amended and Restated Reimbursement Agreement, dated March 23, 2023, and by Amendment No. 2 to the Amended and Restated Reimbursement Agreement, dated May 22, 2023 (the “Reimbursement Agreement”), by and among the Company, FreightCar North America, LLC, certain subsidiaries of FreightCar North America, LLC, CO Finance LVS VI LLC, as letter of credit provider and an affiliate of the Selling Stockholder who serves as its investment manager, and U.S. Bank National Association, as disbursing agent and collateral agent.

On December 31, 2024, the Company redeemed all outstanding shares of its preferred stock designated as Series C Preferred Stock from OC III LFE II LP, an affiliate of the Selling Stockholder. The Series C Preferred Stock was redeemed at $1,000 per share, for a total redemption price of $113,274,739, including accrued dividends of $27,862,739, and, thereafter, the Series C Preferred Stock ceased to be outstanding and rights of the holders thereof terminated. The Series C Preferred Stock was originally granted pursuant to that certain Securities Purchase Agreement by and between OC III LFE II LP and FreightCar America, Inc., dated as of March 23, 2023 (the “Securities Purchase Agreement”), whereby the Selling Stockholder was granted the 2023 Warrant.

In accordance with the terms of the Registration Rights Agreements between us and an affiliate of the Selling Stockholder, this prospectus covers the resale of a maximum of 16,995,550 shares of common stock.

	Shares of Common Stock Currently Held		Shares of Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)(2)	Number of Shares (1)(2)	Percentage of Shares (1)(2)
CO Finance LVS VI LLC (3)	16,995,550	16,995,550	–	–

(1)	Represents shares of common stock of FreightCar America, Inc. Applicable percentage ownership is based on 19,118,966 shares of our common stock outstanding as of June 9, 2025.

(2)	Since we do not have the ability to control how many, if any, of the Selling Stockholder’s shares will be offered or sold, we have assumed that the Selling Stockholder will sell all of the shares registered herein.

(3)

Includes 222,306 held by OC III LVS XII LP, 1,324,960 held by OC III LVS XXVIII LP and 15,448,284 held by OC III LFE II LP, each an affiliate of CO Finance LVS VI LLC, and together with CO Finance LVS VI LLC, each an affiliate of Pacific Investment Management Company LLC (“PIMCO”) as of the date of this prospectus. The address for PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

PLAN OF DISTRIBUTION

The Offering

Pursuant to General Instruction I.B.6. of Form S-3, we are permitted to utilize the registration statement of which this prospectus forms a part to sell a maximum amount of common stock equal to one-third of the aggregate market value of the outstanding voting and non-voting common equity held by our non-affiliates in any 12-month period. We may, from time to time, offer the common stock registered hereby up to this maximum amount.

We may sell the securities offered through this prospectus, from time to time in one or more offerings, (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise, or (v) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in any prospectus supplement are underwriters of the securities offered by such prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If 5% of more of the net proceeds of any offering of securities made under this prospectus will be received by the Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5121.

If dealers are used in the sale of securities offered through this prospectus, we, or the underwriters, will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Sales by the Selling Stockholder

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or any other expenses incurred by the Selling Stockholder in disposing of the securities that are not Registration Expenses. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees, fees and expenses of our counsel and our independent registered public accounting firm, all internal expenses of the Company, the fees and expenses of any person retained by the Company in connection with the preparation of this prospectus and the reasonable fees and disbursements of one special legal counsel to represent the Selling Stockholder.

The shares of common stock beneficially owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling shares of common stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of shares of common stock to be made directly or through agents. The Selling Stockholder and any of its permitted transferees may sell their common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The shares of common stock may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the common stock will be subject to certain conditions. The underwriters will be obligated to purchase all the shares of common stock offered if any of the shares of common stock are purchased.

The Selling Stockholder may use any one or more of the following methods when selling the shares of common stock offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of its shares of common stock on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, the Selling Stockholder may elect to make a pro rata in-kind distribution of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of common stock acquired in the distribution.

There can be no assurance that the Selling Stockholder will sell all or any of the shares of common stock offered by this prospectus. In addition, the Selling Stockholder may also sell the shares of common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell our common stock, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

With respect to a particular offering of the shares of common stock held by the Selling Stockholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the name of the Selling Stockholder;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholder.

In connection with distributions of the common stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell the common stock short and redeliver the common stock to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares of common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder may solicit offers to purchase the shares of common stock directly from, and it may sell such shares of common stock directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Stockholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Stockholder pay for solicitation of these contracts.

The Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Stockholder may otherwise loan or pledge common stock to a financial institution or other third party that in turn may sell the common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our common stock or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any broker-dealer or agent regarding the sale of the common stock by the Selling Stockholder. Upon our notification by the Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In offering the shares of common stock covered by this prospectus, the Selling Stockholder and any underwriters, broker-dealers or agents that execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those shares of common stock may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Stockholder, or perform services for us or the Selling Stockholder, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Stockholder and any other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the common stock by, the Selling Stockholder or any other person, which limitations may affect the marketability of the shares of the common stock.

We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Winston & Strawn LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. We also file periodic and current reports pursuant to the Exchange Act, proxy statements and other information with the SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the shares being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto, and the information incorporated by reference in this prospectus and the registration statement.

The SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part, as well as our periodic and current reports filed pursuant to the Exchange Act, proxy statements and other information, at the SEC’s Internet web site.

We maintain an Internet web site at www.freightcaramerica.com. We have not incorporated by reference into this prospectus the information on our web site, and you should not consider it to be a part of this prospectus.

Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. See “Information Incorporated by Reference.”

You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of securities means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances under which the offer or solicitation is unlawful.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fee are estimates.

Amount to be paid
SEC registration fee		$51,175.83
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Miscellaneous	$	*
Total	$	*

(*)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

The Registrant’s charter eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising: (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit. In addition, the Registrant’s bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law and authorize the Registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or another business entity against any expense, liability or loss, regardless of whether the Registrant would have the power to indemnify such person under the Registrant’s bylaws or Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, the Registrant has purchased director and officer liability insurance for the benefit of such persons.

Item 16. Exhibits

Exhibit	Description
1.1*	Form of Underwriting Agreement.
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123384)).
4.3*	Form of Stock Certificate for Preferred Stock.
4.4***	Form of Senior Indenture.
4.5***	Form of Subordinated Indenture.
4.6*	Form of Warrant Agreement, including form of Warrant.
4.7*	Form of Rights Certificate.
4.8*	Form of Pledge Agreement.
4.9*	Form of Unit Agreement.
5.1***	Opinion of Winston & Strawn LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2***	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on Signature Page).
25.1**	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.4 hereto.
107***	Calculation of Filing Fee Tables.

*	To be filed, if applicable, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**	To be filed separately under the electronic form type 305B2, if applicable.
***	Previously Filed

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on June 13, 2025.

FREIGHTCAR AMERICA, INC.

By:	/s/ NICHOLAS J. RANDALL
Nicholas J. Randall
President and Chief Executive Officer

Power of Attorney

We, the undersigned directors and/or officers of FreightCar America, Inc. (the “Registrant”), hereby severally constitute and appoint Nicholas J. Randall and Michael A. Riordan, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on this Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the registration under the Securities Act of the Registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Dated: June 13, 2025		/s/ NICHOLAS J. RANDALL
	Name:	Nicholas J. Randall
	Title:	President, Chief Executive Officer (Principal Executive Officer) and Director

Dated: June 13, 2025		/s/ MICHAEL A. RIORDAN
	Name:	Michael A. Riordan
	Title:	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Dated: June 13, 2025		/s/ JUAN CARLOS FUENTES SIERRA
	Name:	Juan Carlos Fuentes Sierra
	Title:	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

Dated: June 13, 2025		/s/ JAMES R. MEYER
	Name:	James R. Meyer
	Title:	Executive Chairman of the Board and Director

Dated: June 13, 2025		/s/ ELIZABETH K. ARNOLD
	Name:	Elizabeth K. Arnold
	Title:	Director

Dated: June 13, 2025		/s/ JESUS SALVADOR GIL BENAVIDES
	Name:	Jesus Salvador Gil Benavides
	Title:	Director

Dated: June 13, 2025		/s/ MALCOLM F. MOORE
	Name:	Malcolm F. Moore
	Title:	Director
Dated: June 13, 2025		/s/ RODGER L. BOEHM
	Name:	Rodger L. Boehm
	Title:	Director
Dated: June 13, 2025		/s/ TRAVIS D. KELLY
	Name:	Travis D. Kelly
	Title:	Director
Dated: June 13, 2025		/s/ JOSÉ DE NIGRIS FELÁN
	Name:	José De Nigris Felán
	Title:	Director